Wellness Center USA, Inc.

CONFIDENTIAL	CONFIDENTIAL

Important: Read this letter carefully and complete as indicated. Forward this letter signed and completed together with your check to Wellness Center USA, Inc., at the address shown in paragraph 15.

SUBSCRIPTION AGREEMENT

The undersigned (“Subscriber”), a resident of _____________ hereby subscribes for and agrees to purchase and pay for an aggregate of (a) __________ shares (the “Shares”) of the common stock, par value $0.001 per share (the “Common Stock”), of Wellness Center USA, Inc., a Nevada Corporation (“WCUI”), and (b) common stock purchase warrants (the “Warrants”) to purchase an aggregate of ____________ shares (the “Warrant Shares”) of the Common Stock, for aggregate consideration of ________________ Dollars ($__________) (the “Aggregate Purchase Price”), on the terms and conditions set forth herein.  The Shares, the Warrants and the Warrant Shares (when applicable) are sometimes collectively referred to herein as the “Securities.”

In order to induce WCUI to accept this subscription, and in order to determine whether I am qualified to acquire the WCUI Shares pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (“Act”), provided by Section 4(2) of the Act or Regulation D promulgated thereunder, and pursuant to any other applicable laws regulating the offer and sales of securities in the state or states in the United States in which I am domiciled or reside, I hereby represent and certify that:

1.

I have been fully informed to my complete satisfaction concerning the organization aspects, business, limited current operations, finances, and all other matters relating to WCUI which I consider significant for the purpose of making an investment decision with respect to the Shares. Further, I am familiar with WCUI’s most recent filings. I have been offered the opportunity to discuss WCUI and its affairs with members of WCUI’s management, to review such documents and records as I consider appropriate, and have received all information, which I have requested with respect to WCUI. I am aware of the present concentrated stock holdings of WCUI.

2.

I am fully aware of all of the risks involved in purchasing the Shares.

3.

I am aware that there will be limited liquidity in an investment in WCUI Shares.

4.

I am aware that the Shares do not carry preemptive rights or cumulative voting.

5.

I am aware that there can be no assurance that WCUI will be profitable in the future.

6.

I also am aware that WCUI will be in need of additional funds in order to attempt to fulfill its business plans and there is no assurance that it will be able to obtain such funds.

7.

I understand that other persons may be offered WCUI Shares on terms and conditions which may be more advantageous than the terms and conditions I am being offered.

8.

I understand that there may be a limited market for WCUI’s Shares and that there can be no assurance that an active market will develop in the future.

9.

I understand that the Shares have not been registered nor have they been registered or qualified under the applicable securities laws of any state in the United States, and are being issued in reliance upon the truth and accuracy of the representations made herein with respect to my investment intent and suitability as an investor. I hereby certify that I am purchasing the Shares for investment for my account, with no present intention of making any sale, transfer or distribution of them. I understand that the Shares may not be sold or transferred without registration under the Act, or qualification or registration under the applicable state securities laws, unless there is an exemption from such registration or qualification then available. I consent to having a legend on the certificate representing the securities to that effect. I am aware that the WCUI Shares will carry certain limited registration rights.

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Wellness Center USA, Inc.

10.

I am a sophisticated investor with substantial experience in securities of speculative businesses. I am able to judge the suitability of this investment for me and the risks involved, and I understand that the shares will be unmarketable for an indefinite period of time, and that if WCUI is not successful, all or a substantial part of my investment could be lost. I further certify that my net worth or annual income is such that the loss of my entire investment, or its unavailability, will not result in serious financial harm or determent to me.

11.

I am aware that WCUI may sell shares to me only if I qualify according to the express standards stated herein. If the shares are purchased in a fiduciary capacity, the person or persons for whom the purchase is made meet the standards set forth herein and the representation and warranties shall be deemed to have been on behalf of the person or persons for whom I am so purchasing. I represent and warrant that I meet the following investors standards:

11.1

I am at least 21 years of age. I, or my representatives, have been afforded access to such information concerning WCUI and about the proposed operations of WCUI as have been requested by me or them and that such materials were sufficient to enable me to arrive at a reasoned investment decision with respect to an investment in the shares.

11.2

I meet one of the standards as an “Accredited Investor”; as such term is defined in Rule 501(a) of Regulation D as I have indicated in the attached Investor Suitability Questionnaire (“Questionnaire”), which I have executed.

12.

On the terms and subject to the conditions of this paragraph 12, I shall have the limited right to register the Shares as described herein. For purposes of this discussion, the term “Holders” includes those shareholders that have purchased WCUI Shares under a Subscription Agreement having terms substantially identical to the terms of this Subscription Agreement.

12.1

“Piggyback” Registration Rights Holders shall have the right to register the Registrable Securities under the Act in connection with future underwritten public offerings of WCUI Shares. The term "Registrable Securities" means: (i) the Shares issued in connection with this Subscription Agreement; (ii) the Shares issued or issuable upon the exercise of any warrants or rights to purchase Shares issued in connection with this Subscription Agreement; and (iii) any other securities of WCUI issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares referenced in (i and ii) immediately above, excluding in all cases, however, any Registrable Securities sold in any public offering pursuant to a registration or an exemption from registration.

On the terms and subject to the conditions stated herein, each time WCUI shall determine to file a registration statement under the Act in connection with the proposed offer and sale for money of any of its shares in an underwritten public distribution by it (other than (i) a registration statement relating solely to employee stock option or purchase plans, or (ii) a registration statement on Form S-4 relating solely to Rule 145 under the Act), WCUI shall give written notice of its determination to Holders; provided, however, that WCUI shall have no such obligation if the managing underwriter of the subject proposed offering objects in a writing addressed to WCUI to the inclusion of any Registrable Securities in the subject registration statement or offering.

Under Holders’ written request, which must have been received by WCUI within 20 days after any such notice from WCUI, WCUI shall use its best efforts to cause all such Registrable Securities of which Holders have requested registration to be included in such registration statement and in any necessary registration, qualification or other filing under the applicable state securities or blue sky laws, all to the extent required to permit the sale or other disposition to be made of the Registrable Securities to be so registered. In the event that the aggregate number of Registrable Securities requested by the Holders to be registered in any underwritten public distribution (the “Piggyback Shares”) exceeds twenty percent (20%) of the aggregate number of Shares being registered in such underwritten public distribution, then the aggregate number of the Piggyback Shares to be registered and included in such public distribution shall be reduced pro rata among the Holders of the Piggyback Shares to twenty percent (20%) of the aggregate number of Shares being registered in such underwritten public distribution.

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Wellness Center USA, Inc.

All Holders proposing to distribute their Registrable Securities through an underwriting pursuant to this paragraph 12 shall (together with WCUI and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by WCUI. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to WCUI and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall not be withdrawn from such registration except at the election of the Holder.

Holders shall cooperate with WCUI, execute any documents, instrument and agreements, and take any further actions reasonably necessary to effect such registrations, qualifications or other filings, and the public offering in connection therewith shall be paid by WCUI; provided, however, that Holders of the Piggyback Shares participating in any such registration shall bear their pro rata share of the underwriting fees, discounts and commissions. Holders shall not sell or otherwise transfer any WCUI Shares held by them which are not included in the underwritten public offering for a period commencing on the date of the commencement of the public offering, and ending on the earlier of the date of termination of the public offering or 90 days from the commencement of the public offering.

Notwithstanding any contrary provision of this paragraph 12, WCUI shall not be required to effect any registrations under the 1933 Act or under any state securities laws on behalf of any Holder or Holders if, in the opinion of counsel for WCUI, the offering or transfer by such Holder or Holders in the manner proposed (including, without limitation, the number of shares proposed to be offered or transferred and the method of offering or transfer) is exempt from the registration requirements of the 1933 Act and the securities laws of applicable states.

12.2

Termination of Piggyback Registration Rights The piggyback registration rights under this paragraph 12 are not transferable or assignable and shall terminate on the first anniversary of the date of the issuance of the Registrable Securities to the undersigned Holder.

12.3

Expenses of Registration All expenses incurred in connection with any registration shall be borne by WCUI; provided, however, WCUI shall not be required to pay any fees of Holders’ legal counsel or any underwriter fees, discounts or commissions.

12.4

No Assurance of State Registration There can be no assurance that the state in which an investor resides will permit the registration of the Registrable Securities within such state, Accordingly, even if the Shares are subsequently registered under federal securities laws, of which there can be no assurance, there can be no assurance that the Shares can be registered under applicable sate law due to merit or other requirements. Accordingly, there can be no assurance that an investor will be able to have his or her Shares registered in his or her state of residence. In such event, the investor would continue to own restricted securities under the state securities law.

13.

I further represent and warrant that:

13.1

Considering all facts in my financial and personal circumstances (including, but not limited to any health problems, unusual family responsibilities and requirements for current income) I am able to bear the economic risk of an investment in Shares, including a loss of my entire investment.

13.2

I am purchasing the Shares for my own account for personal investment purposes only and with no view to or any present intention, agreement or agreements for the distribution, transfer, assignment, resale, subdivision or hypothecation thereof, and I understand that in any event such shares will be subject to restrictions against any such transferability in the absence of registration under the Act.

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Wellness Center USA, Inc.

14.

I have the full power and authority to execute and deliver this Subscription Agreement and to perform its obligations hereunder and this Subscription Agreement is a legally binding obligation of Subscriber in accordance with its terms.

15.

All checks for subscription shall be made payable to “Wellness Center USA, Inc.” and delivered to Wellness Center USA, Inc., 1014 E. Algonquin Road, Suite 111, Schaumburg, IL 60173.

Dated: ________________

Agreed to and Accepted:

Wellness Center, USA, Inc.

By:___________________

By:  ___________________________________

     Andrew J. Kandalepas

Name: _________________________________

      CEO / Chairman

SSN or FEIN: _____________________

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Wellness Center USA, Inc. Version 2